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                                 EXHIBIT 23.3
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      We hereby consent to the inclusion in the Registration Statement on Form S-4 of Valley National Corporation, of our report dated January 30, 1996, on the consolidated statements of financial condition of Valley National Bank and Subsidiary as of December 31, 1995 and 1994, and the related statements of income, shareholders' equity, and cash flows for the years then ended. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus.


                                          /s/ Brantley, Stephens & Boucher
                                              Brantley, Stephens & Boucher

 Opelika, Alabama
 May 11, 1998

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